Exhibit 23(d)

[PRATOR BETT, L.L.C. LETTERHEAD]

CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, we hereby consent to the use of our name and our reports dated November 7, 2002 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 333-84594, 333-70702, and 333-62070.

Prator Bett, L.L.C.

By /s/ M. Drayton Prator, III
M. Drayton Prator, III, PE
Vice President, Partner

Houston, Texas

December 12, 2002